Exhibit 10.16

EXECUTION COPY

AMENDMENT NO. 8 TO THE

LOAN AND SECURITY AGREEMENT

Dated as of March 18, 2009

AMENDMENT NO. 8 TO THE LOAN AND SECURITY AGREEMENT (this “Amendment”) by and between Residential Funding Company, LLC, a Delaware limited liability company, as borrower (“RFC”), GMAC Mortgage, LLC, a Delaware limited liability company, as borrower (“GMAC Mortgage” and together with RFC, each a “Borrower” and collectively, the “Borrowers”), Residential Capital, LLC, a Delaware limited liability company, as guarantor (the “Guarantor”) and GMAC LLC, a Delaware limited liability company, as lender (the “Lender”).

PRELIMINARY STATEMENTS:

(1) The Borrowers and the Lender have entered into a Loan and Security Agreement dated as of April 18, 2008 (the “Loan and Security Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Loan and Security Agreement.

(2) The Borrowers and the Lender have entered into an Amendment No. 1 to the Loan and Security Agreement dated May 21, 2008.

(3) The Borrowers and the Lender have entered into an Amendment No. 2 to the Loan and Security Agreement dated May 22, 2008.

(4) The Borrowers and the Lender have entered into an Amendment No. 3 to the Loan and Security Agreement dated June 2, 2008.

(5) The Borrowers and the Lender have entered into an Amendment No. 4 to the Loan and Security Agreement dated July 25, 2008.

(6) The Borrowers and the Lender have entered into an Amendment No. 5 to the Loan and Security Agreement dated October 3, 2008.

(7) The Borrowers, the Guarantor and the Lender have entered into an Amendment No. 6 to the Loan and Security Agreement dated October 17, 2008.

(8) The Borrowers, the Guarantor and the Lender have entered into an Amendment No. 7 to the Loan and Security Agreement dated December 10, 2008.

(9) The Guarantor executed a guarantee (the “Guarantee”) dated as of April 18, 2008 in favor of the Lender in connection with the Loan and Security Agreement.

(10) The Borrowers have requested the Lender to amend, and the Lender has agreed to amend, the Loan and Security Agreement on the terms and conditions set forth herein, and the Guarantor has agreed to be a party to this Amendment.

Amendment No. 8 to Loan and Security Agreement

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments to the Loan and Security Agreement. The Loan and Security Agreement is, effective as of the date hereof, hereby amended as follows:

(a) Section 4.01 of the Loan and Security Agreement is hereby amended and restated in full to read as follows:

“Security Interest. As security for the prompt payment and performance of (a) all of its obligations hereunder, under the Note and under the other Facility Documents, (b) all “Obligations” as defined in the November Loan Agreement and (c) all obligations, indebtedness and liabilities of the ResCap Counterparties under the Master Netting Agreement or other Derivative Documents (collectively, the “Secured Obligations”), each Borrower hereby assigns and pledges to the Lender, and grants a security interest to the Lender in, all of such Borrower’s right, title and interest, in, to, and under, whether now owned or hereafter acquired, in all of the following, whether now or hereafter existing and wherever located: (i) the Servicing Rights whether or not yet accrued, earned, due or payable as well as all other present and future rights and interests of such Borrower in such Servicing Rights, (ii) the Collection Accounts, (iii) the Servicing Contracts and all rights and claims thereunder, (iv) all books and records, including computer disks and other records, related to the foregoing (but excluding computer programs), (v) any Additional Collateral pledged from time to time pursuant to Section 2.08(b), and (vi) all monies due or to become due with respect to the foregoing and all proceeds of the foregoing, but with respect to (i)-(v) above specifically excluding the Excluded Collateral (all of the foregoing, collectively, the “Collateral“).”

(b) Section 8.01(e) of the Loan and Security Agreement is hereby amended and restated in full to read as follows:

“(e) (i) an “Event of Default” or “Termination Event” shall have occurred under any Derivative Agreement (as such terms are defined in the applicable Derivative Agreement), (ii) a “Default” shall have occurred under the Master Netting Agreement (as such term is defined in the Master Netting Agreement) or (iii) an “Event of Default” shall have occurred under any Facility Document (as such term is defined in the November Loan Agreement).”

(c) The definition of “Facility Documents” in Schedule I of the Loan and Security Agreement is hereby amended by adding the phrase “the Omnibus Security Agreement” immediately after the phrase “the Account Control Agreement”.

(d) The definition of “Loan Repayment Date” in Schedule I of the Loan and Security Agreement is hereby amended by deleting “May 1, 2009” and replacing it with “June 30, 2009”.

2	Amendment No. 8 to Loan and Security Agreement

(e) Schedule I of the Loan and Security Agreement is hereby amended to add the following definition in proper alphabetical order:

“Derivative Agreement” means (a) each agreement identified on Schedule X to the Omnibus Security Agreement and (b) each additional agreement between GMAC IM and any ResCap Counterparty that governs one or more Derivative Transactions entered into by GMAC IM and such ResCap Counterparty, which agreement shall consist of (i) a “Master Agreement” in a form published by the International Swaps and Derivatives Association, Inc., together with a “Schedule” thereto, each “Confirmation” thereunder confirming the specific terms of each such Derivative Transaction and each “Credit Support Annex” related to such Derivative Transaction or (ii) a “Master Securities Forward Transaction Agreement,” together with any applicable “Annexes” thereto and each “Confirmation” thereunder confirming the specific terms of such Derivative Transaction.

“Derivative Documents” shall mean (i) the Derivative Agreements; (ii) the Master Netting Agreement and (iii) the Omnibus Security Agreement.

“Derivative Transaction” means each interest rate swap, interest rate cap, currency swap, securities forward, “TBA” or other similar transaction between GMAC IM and one or more ResCap Counterparties that is entered into pursuant to and governed by a Derivative Agreement.

“GMAC IM” means GMAC Investment Management LLC, a Delaware limited liability company.

“Master Netting Agreement” means the Guarantee and Master Netting Agreement dated as of March 18, 2009 among GMAC IM, GMAC LLC and the ResCap Counterparties, as amended or modified from time to time.

“November Loan Agreement” means the Loan Agreement, dated as of November 20, 2008 among RFC Asset Holdings II, LLC, Passive Asset Transactions, LLC, as borrowers, ResCap, RFC, and GMAC Mortgage, as guarantors, and GMAC LLC, as Lender Agent and Initial Lender, and certain other financial institutions and persons from time to time party thereto as lenders, as amended or modified from time to time.”

“Omnibus Agent” means GMAC, in its capacity as Omnibus Agent pursuant to the Omnibus Security Agreement.”

“Omnibus Security Agreement” means the Omnibus Security and Pledge Agreement and Irrevocable Proxy, dated as of March 18, 2009 among the Obligors, GMAC IM and GMAC LLC as Omnibus Agent, Lender Agent under the November Loan Agreement, as Lender under this Agreement and as a Secured Party, as amended or modified from time to time.”

“ResCap Counterparty” means ResCap, RFC and/or GMAC Mortgage, as counterparty under a Derivative Transaction, and any successors or assigns.

3	Amendment No. 8 to Loan and Security Agreement

(f) Schedule II of the Loan and Security Agreement is hereby amended to add the following thereto:

All mortgage loans which either of the Borrowers is obligated to perform collection, enforcement or foreclosure services with respect to, or to maintain and remit any funds collected from persons obligated on any mortgage loan or pool of mortgage loans, pursuant to any agreement, whether titled a “servicing agreement,” a “pooling and servicing agreement,” a “sale and servicing agreement, but excluding any such agreements (a) entered into with the Government National Mortgage Association, the Federal National Mortgage Association, or the Federal Home Loan Mortgage Corporation, (b) identifying mortgage loans or pools of mortgage loans owned by either of the Borrowers or (c) identifying any mortgage loans or pools of mortgage loans transferred (whether absolutely or for security) pursuant to a master repurchase agreement to which either of the Borrowers is a party.

SECTION 2. Effectiveness. This Amendment and the provisions contained herein shall become effective as of the date first above written.

SECTION 3. Representations and Warranties of the Borrowers and the Guarantor. The Borrowers and the Guarantor each represents and warrants as follows:

(a) It is a limited liability company duly organized or formed, validly existing and in good standing under the laws of Delaware.

(b) The execution, delivery and performance by it of this Amendment and (as applicable) the Loan and Security Agreement, as amended hereby, or the Guarantee and the consummation of the transactions contemplated hereby and thereby will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under its organizational documents, or any material indenture, loan agreement, mortgage, deed of trust, or other material agreement or interest to which it is a party or by which it is otherwise bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument, other than this Agreement, or violate any Requirements of Law applicable to it of any Governmental Authority having jurisdiction over it or any of its properties if such violation, individually, or in the aggregate, is reasonably likely to have a Material Adverse Effect.

(c) No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with execution, delivery or performance by it of this Amendment and (as applicable) the Loan and Security Agreement, as amended hereby, and the Guarantee.

4	Amendment No. 8 to Loan and Security Agreement

(d) This Amendment has been duly executed and delivered by it. This Amendment and (as applicable) the Loan and Security Agreement, as amended hereby, and the Guarantee constitute, its legal, valid and binding obligations enforceable against it in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e) There are no proceedings or investigations pending, or to the best of its knowledge threatened in writing, against it before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of any Facility Document, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Facility Document, or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

(f) The representations and warranties contained in the Guarantee (in the case of the Guarantor) or Section 6.01 of the Loan and Security Agreement, as amended hereby (in the case of the Borrowers), are true and correct as if made on the date hereof, except to the extent they expressly relate to an earlier date.

(g) No event has occurred and is continuing that constitutes a Default.

SECTION 4. Reference to and Effect on the Loan Documents. (a) On and after the effectiveness of this Amendment, each reference in the Loan and Security Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Loan and Security Agreement, and each reference in the Note, the Guarantee and the other Facility Documents to “the Loan and Security Agreement,” “thereunder,” “thereof” or words of like import referring to the Loan and Security Agreement, shall mean and be a reference to the Loan and Security Agreement, as amended by this Amendment and all prior amendments referenced in this Amendment.

(b)	The Loan and Security Agreement, the Guarantee, the Note and the other Facility Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c)	The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lender under any of Facility Documents, nor constitute a waiver of any provision of any of the Facility Documents.

5	Amendment No. 8 to Loan and Security Agreement

SECTION 5. Notice. Each party hereto hereby acknowledges timely notice of the execution of this Amendment and of the transactions and amendments contemplated hereby. Each party hereto hereby waives any notice requirement contained in the Loan and Security Agreement, the Guarantee or the other Facility Documents with respect to the execution of this Amendment.

SECTION 6. Reservation of Rights. The Borrowers and the Guarantor each hereby acknowledge and agree that neither this Amendment nor the making of any Loan by the Lender and the Lender’s consent thereto either before or after the date hereof shall constitute (w) an approval of the accuracy of all or any portion of any Borrower Funding Request, (x) a waiver or forbearance by the Lender or any of the Facility Documents, except as expressly set forth herein, (y) the acceptance by the Lender of any course of conduct by either Borrower, the Guarantor or any other Person or (z) an agreement by the Lender to amend any of the Facility Documents without all required approvals. The Borrowers each hereby further acknowledge and agree that the Lender reserves all rights, remedies and options under the Facility Documents to require either Borrower to satisfy in all respects the conditions relating to the making of any Loan under the Loan and Security Agreement and each Borrower and the Guarantor to perform all of its obligations under the Facility Documents which are then due and owing or are susceptible of performance, as the case may be.

SECTION 7. Confirmation of the Facility Documents. The Borrowers and the Guarantor each hereby acknowledge and agree that the Loan and Security Agreement (as herein amended) the Guarantee and each other Facility Document are each ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms. Without limiting the foregoing, each Borrower ratifies and reaffirms its grant of a security interest in all the Collateral pledged by it, and agrees that such security interest is a first priority perfected security interest securing all Obligations and the Borrowers and the Guarantor each ratifies and reaffirms all of its other obligations under the Facility Documents executed and delivered by it. As of the date hereof, each reference in the Loan and Security Agreement to “this Agreement” shall mean the Loan and Security Agreement as amended by this Amendment, and as hereinafter amended or restated.

SECTION 8. Amendments to Account Control Agreements. Each Borrower covenants and agrees to deliver to the Omnibus Agent no later than April 15, 2009 fully executed and delivered amendments to each Account Control Agreement necessary to provide that the Omnibus Agent shall be a secured party thereunder, which amendments shall be in form and substance reasonably acceptable to the Lender.

SECTION 9. Additional Collateral. The Borrowers hereby acknowledge and agree that none of the Collateral subject to the lien of the Omnibus Security Agreement shall constitute “Additional Collateral” as defined in the Loan Agreement.

SECTION 10. Consent to Security Interest. Each of the Borrowers, the Guarantor and the Lender hereby consent to the creation and existence of the security interests in the Collateral created by the Omnibus Security Agreement.

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SECTION 11. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 12. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (BUT WITH REFERENCE TO SECTION 5-1401 OF THE NEW YORK OBLIGATION LAW, WHICH BY ITS TERMS APPLIES TO THIS AGREEMENT). EACH PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY CONSENTS TO PROCESS BEING SERVED IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, OR ANY DOCUMENT DELIVERED PURSUANT HERETO BY THE MAILING OF A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO ITS RESPECTIVE ADDRESS SPECIFIED AT THE TIME FOR NOTICES UNDER THIS AGREEMENT OR TO ANY OTHER ADDRESS OF WHICH IT SHALL HAVE GIVEN WRITTEN OR ELECTRONIC NOTICE TO THE OTHER PARTIES. THE FOREGOING SHALL NOT LIMIT THE ABILITY OF ANY PARTY HERETO TO BRING SUIT IN THE COURTS OF ANY JURISDICTION.

SECTION 13. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT.

SECTION 14. Entire Agreement. This Amendment, the Loan and Security Agreement and the other Facility Documents embody the entire agreement and understanding of the parties hereto and supersede any and all prior agreements, arrangements and understanding relating to the matters provided for herein.

SECTION 15. Captions. The various captions in this Amendment are included for convenience only and shall not affect the meaning or interpretation of any provision of this Amendment.

7	Amendment No. 8 to Loan and Security Agreement

SECTION 16. Severability. If any provision of this Amendment, or the application thereof to any party or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any jurisdiction), the remaining terms of this Amendment, modified by the deletion of the unenforceable invalid or illegal portion (in any relevant jurisdiction), will continue in full force and effect, and such unenforceability, invalidity or illegality will not otherwise affect the enforceability, validity or legality of the remaining terms of this Amendment so long as this Amendment, as so modified, continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the deletion of such portion of this Amendment will not substantially impair the respective expectations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.

8	Amendment No. 8 to Loan and Security Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

GMAC LLC
a Delaware limited liability company

By:	/s/ David C. Walker
Name:	David C. Walker
Title:	Group Vice President and Treasurer

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RESIDENTIAL CAPITAL, LLC
a Delaware limited liability company as Guarantor

By:	/s/ John M. Peterson
Name:	John M. Peterson
Title:	Assistant Treasurer

RESIDENTIAL FUNDING COMPANY, LLC a Delaware limited liability company

By:	/s/ Melissa White
Name:	Melissa White
Title:	Assistant Treasurer

GMAC MORTGAGE, LLC a Delaware limited liability company

By:	/s/ Melissa White
Name:	Melissa White
Title:	Assistant Treasurer

S-2	Amendment No. 8 to Loan and Security Agreement